Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B,
Class C, and Class Y Shares Statement of Additional Information and to the incorporation by reference of our report, dated September 24, 2010, on the financial statements and financial highlights of Pioneer Ibbotson Asset Allocation Series (comprised of Pioneer Ibbotson Conservative Allocation Fund, Pioneer Ibbotson Moderate Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Aggressive Allocation Fund) included in the Annual Report to the Shareowners for the year ended July 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A, No. 333-114788) of Pioneer Ibbotson Asset Allocation Series.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
November 22, 2010